Exhibit 10.8

MCAP ACQUISITION, LLC

FORM OF COMMITMENT LETTER

[•], 2021

Re:      MCAP Acquisition, LLC

This letter agreement sets forth the terms of the agreement between MCAP Acquisition, LLC (the “Company”) and the undersigned. The Company is the sponsor of MCAP Acquisition Corporation (“MCAP Acquisition”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned understands and acknowledges that it has been given an opportunity to invest in the Company pursuant to the terms and conditions contained in this Commitment Letter and accordingly, hereby commits to purchase membership interests (“Membership Interests”) of the Company for an aggregate purchase price of $[•], which funds will be used (i) to fund the purchase by the Company of [•] warrants of MCAP Acquisition (the “Insider Warrants”) at a purchase price of $1.50 per warrant and (ii) to purchase from the Company Membership Interests representing an allocation of [•] shares of MCAP Acquisition Class B common stock (“Founder Shares”). In conjunction with such purchase the undersigned’s capital account in the Company, as set forth in Schedule A to the Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”) will reflect the transfer to it of an indirect ownership interest in (i) [•] Insider Warrants and (ii) [•] Founder Shares held by the Company. The total amount of Insider Warrants and Founder Shares are set forth on Schedule A to the Operating Agreement. Pursuant to such purchase and allocation of the aforementioned Insider Warrants and Founder Shares, undersigned will become an Other Member with respect to such Insider Warrants and Founder Shares. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

Each Insider Warrant consists of one warrant to purchase a share of MCAP Acquisition Class A common stock at an exercise price of $11.50 per share. The undersigned will fund the purchase price of the Insider Warrants and the Founder Shares to the Company into escrow prior to the commencement of MCAP Acquisition’s roadshow (which is currently expected to be on or about February [•], 2021, or such later date as advised in writing to the undersigned). The Company shall notify the undersigned of the date of such roadshow at least five days in advance and the undersigned shall promptly fund its purchase price for the Insider Warrants and Founder Shares as directed by the Company. The aggregate purchase price shall be deposited by the undersigned on behalf of the Company into the trust fund (the “Trust Fund”) established by MCAP Acquisition for the benefit of its public shareholders to be described in MCAP Acquisition’s registration statement to be filed in connection with the IPO (“Registration Statement”) and will be held in escrow pending the satisfaction of the closing conditions contained herein and the consummation of the IPO. The Founder Shares and Insider Warrants do not participate in the Trust Fund and in the event MCAP Acquisition does not consummate an initial Business Combination, will expire worthless. Each Founder Share shall automatically convert to one share of MCAP Acquisition Class A common stock upon consummation of an initial Business Combination. The Company will retain voting and dispositive power over the undersigned’s Founder Shares and Insider Warrants until the consummation of the Business Combination, and after the expiration period of lock-ups, and release of from escrow, if any, such securities will be transferred to the undersigned in accordance with the terms of the Operating Agreement. If MCAP Acquisition does not consummate the IPO, any unused portion of the aggregate purchase price not otherwise used in connection with the proposed Business Combination (i.e., set-up expenses, legal, marketing, etc.) will be returned to the undersigned in accordance with the terms of the Operating Agreement.

The undersigned acknowledges that, if in the course of the IPO, the underwriter determines that fewer Insider Warrants or Founder Shares must be purchased in order to consummate the IPO based on market conditions at that time, unless otherwise agreed by the Manager (as defined below) and the undersigned, the undersigned’s allocation of Insider Warrants and Founder Shares as described in this letter shall be reduced, and an amount of its purchase price shall be returned to the undersigned, without interest, in accordance with the Operating Agreement.

The obligation to close on the purchase of the Membership Interests pursuant to this Agreement, will be conditioned on the simultaneous closing of the IPO. Until this occurs, all funds held in the Trust Fund shall be deemed to be held in escrow.

As a condition to the undersigned’s opportunity to purchase and retain Membership Interests, Insider Warrants and Founder Shares, the undersigned hereby confirms its interest in purchasing not less than [•] of the public units offered in the IPO (the “Public Units”), on the terms set forth below, and commits to purchase not less than $[•] (the “PIPE Forfeiture Threshold Amount”) of any private investment in any potential private investment in public equity offering of Class A common stock of MCAP Acquisition (a “PIPE Offering”) entered into in connection with the initial Business Combination; provided, however, that this indication of interest is not a binding commitment to purchase until the undersigned has read and approved the terms of the final prospectus for the sale of such Public Units.

If the undersigned purchases Public Units in the IPO, the undersigned hereby agrees that (a) the undersigned shall not transfer any Public Units, or any shares included in the Public Units (“Public Shares”), prior to the date that MCAP Acquisition consummates its Business Combination, (b) if MCAP Acquisition seeks stockholder approval of a proposed Business Combination or of any amendment to its amended and restated certificate of incorporation relating to MCAP Acquisition’s pre-initial business combination activity or related stockholders’ rights, then in connection with any such proposed Business Combination or proposed amendment, the undersigned shall vote in favor of such proposal and not redeem any Public Shares included in the Public Units in connection with such stockholder approval, and (c) if MCAP Acquisition engages in a tender offer in connection with a proposed Business Combination, the undersigned shall not sell any Public Shares included in the Public Units to MCAP Acquisition in connection therewith.

If at any time prior to the business day following the date that MCAP Acquisition consummates its Business Combination, the undersigned beneficially owns or holds, directly or indirectly, a number of Public Shares that is less than [•] Public Shares (the “Forfeiture Threshold”), then the undersigned shall automatically forfeit to the Company, and have no further right, title or interest in, the undersigned’s allocation of Membership Interests, Founder Shares and Insider Warrants.

Without in any way limiting the undersigned’s obligations herein with respect to any Public Units (or underlying Public Shares), if (i) on the date set for the vote by MCAP Acquisition’s stockholders to approve an initial Business Combination or (ii) on the business day immediately prior to the scheduled closing of such initial Business Combination (each, a “Determination Date”), the undersigned beneficially owns or holds, directly or indirectly, including through any firm commitments to purchase, a number of Public Shares (the lesser number of Public Shares so beneficially owned by the undersigned on either Determination Date, the “Determination Date Shares”) that is less than the Forfeiture Threshold, then (1) the undersigned shall automatically forfeit to the Company, and have no further right, title or interest in its allocation of any Membership Interests, Founder Shares and Insider Warrants, and (2) the Company (or its designee) shall have the right, but not the obligation, to purchase from the undersigned all of the undersigned’s Membership Interests, Founder Shares and Insider Warrants for an aggregate purchase price of $1.00.

Similarly, if the undersigned does not invest at least the PIPE Offering Threshold Amount in a PIPE Offering as set forth in this Commitment Letter, then the undersigned shall automatically forfeit to the Company, and have no further right, title or interest in, the undersigned’s allocation of Membership Interests, Founder Shares and Insider Warrants, and the Company (or its designees) shall have the right, but not the obligation, to purchase from the undersigned all of the undersigned’s Membership Interests, Founder Shares and Insider Warrants for an aggregate purchase price of $1.00.

The undersigned shall take all actions as may be reasonably necessary to consummate any forfeiture and/or sale contemplated by the preceding paragraphs, including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Company to be necessary or appropriate, and the undersigned hereby grants to the Company and any representative designated by the Company without further action by the undersigned a limited irrevocable power of attorney to document and effect any forfeiture or sale contemplated hereby on behalf of the undersigned, which power of attorney shall be deemed to be coupled with an interest.

Other than with respect to return of the aggregate purchase price, or a portion thereof, in each case in accordance with the Operating Agreement, the undersigned agrees that, in consideration of the subscription for Membership Interests as contemplated hereby, it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future against the Company and MCAP Acquisition and will not seek recourse against the Trust Fund for any reason whatsoever. This waiver shall not apply to any Claims the undersigned may have with respect to its ownership of the Company’s public securities.

The Insider Warrants and Founder Shares allocated to the Membership Interests will be identical to the warrants included in the units and the shares of common stock to be sold by MCAP Acquisition in the IPO, except that:

•	the Company has agreed to vote the shares of common stock representing the Founder Shares in favor of any proposed Business Combination;

•	unless otherwise agreed with the underwriters of the IPO and as set forth in the Registration Statement, all Founder Shares and Insider Warrants (and the securities issuable upon exercise of the Insider Warrants) will be subject to the following lock-up provisions, extending beyond the distribution by the Company to the undersigned of its Insider Warrants and Founder Shares upon the consummation of the Business Combination:

o	the Founder Shares are not transferable or salable until the earlier of (A) one year after the completion of the Business Combination or earlier if, subsequent to the Business Combination, the last sale price of MCAP Acquisition Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (B) the date following the completion of the Business Combination on which MCAP Acquisition completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their shares of common stock for cash, securities or other property; and

o	the Insider Warrants and the securities contained therein are not transferable or salable until 30 days after the completion of the Business Combination,

except in each case, with the written consent of the Manager (as defined below) or (i) pursuant to a valid will or the passage of the Membership Interests by intestacy, (ii) to any other member of the Company, or (iii) to any spouse or lineal descendants of a member of the Company, or to a trust for the benefit of any member of the Company or such member’s spouse or lineal descendants, provided that the transferring member is the trustee of such trust; provided, however, that in any case these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and that the Manager may prohibit transfers to any such transferee for good reason, including reputational, regulatory, competitive, legal or other reason;

•	the Insider Warrants (and the securities issuable upon exercise of the Insider Warrants) and Founder Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•	the undersigned will not participate in any liquidation distribution with respect to the Insider Warrants and Founder Shares (but will participate in liquidation distributions with respect to any units or shares of common stock of MCAP Acquisition purchased directly by the undersigned in the IPO or in the open market) if MCAP Acquisition fails to consummate a Business Combination; and

•	the Insider Warrants and Founder Shares will include any additional terms or restrictions as are customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

So long as the warrants included in the Insider Warrants continue to be held by the undersigned or its permitted transferees, MCAP Acquisition will not redeem such warrants and will permit the undersigned or its permitted transferees to exercise such warrants on a cashless basis.

The undersigned acknowledges that, if prior to a Business Combination, the Company’s manager (the “Manager”) deems it necessary in order to facilitate a Business Combination by MCAP Acquisition for the Company to forfeit, transfer, exchange or amend the terms of all or any portion of MCAP Acquisition’s Founder Shares or Insider Warrants or to enter into any other arrangements with respect to the Founder Shares or Insider Warrants (including, without limitation, the transfer of Membership Interests of the Company representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares or Insider Warrants (each, a “Change in Investment”), the Manager shall enter into any such agreement or arrangement involving a Change in Investment, vote in favor of any proposal involving a Change in Investment or otherwise facilitate or take any action to affect or permit any Change in Investment without the consent of any other Member; except to the extent required pursuant to the terms of the Operating Agreement. Further, in the event Founder Shares, Insider Warrants or any other securities held by the Company are forfeited or transferred as part of such Business Combination, the Manager shall allocate such forfeited or transferred securities among the members of the Company in accordance with the terms of the Operating Agreement. The undersigned understands that certain members of the Company may receive a number of Founder Shares and Insider Warrants that is disproportionate to their respective investments in the Company, and that MCAP Acquisition’s directors and certain advisors will receive an additional allocation of Founder Shares.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) a registration rights agreement and (ii) an amended and restated operating agreement of the Company.

The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Membership Interests, and the undersigned shall provide such information to the Company promptly upon such request.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Membership Interests, Founder Shares and Insider Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Membership Interests and the Founder Shares and Insider Warrants represented thereby for its own account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of Membership Interests or the Founder Shares and Insider Warrants represented thereby in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has, if required to do so, completed a Form W-8BEN;

(f)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and MCAP Acquisition and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(g)	it is familiar with the proposed business, management, financial condition and affairs of the Company and MCAP Acquisition;

(h)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(i)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

The Company represents that a true and correct copy of the Operating Agreement is attached as Exhibit A hereto. The Operating Agreement has been duly adopted by the Company and there have been no resolutions approved by the Company to alter the Operating Agreement.

This letter agreement shall be governed by the laws of the state of New York.

IN WITNESS WHEREOF, the undersigned has caused this Commitment Letter to be duly executed and delivered as of the day and year first above written.

Name(s):

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address:

Address:

Commitment Amount: $

EIN Number:

Accepted and Agreed:

MCAP ACQUISITION, LLC

By:	Monroe Capital Management Advisors, LLC, its Manager

By:
Name:
Title: